Exhibit 10.22

Independent Contractor Agreement

This Agreement is made between AGM Group Holdings Inc. (the “Hirer”, a BVI company) and Aventech Capital Inc. (the “Contractor”, a company in BC Canada).

It is agreed as follows:

1. Services to Be Performed

Contractor agrees to perform the following services as the Secretary of Board of Directors. The duty is contacting with lawyer, auditor, underwriter, investing bank, transfer agent, EDGAR agent, market maker, PR & IR firms, and other professionals.

2. Payment

In consideration for the services to be performed by Contractor, Client agrees to pay Contractor basic expense US$ 10,000.00 per month, not including travel fee, commercial fee.

3. Term of Agreement

This agreement will become effective from September, 2016 and will terminate on the earlier of the date a party terminates the Agreement as provided below.

4. Terminating the Agreement

Either party may terminate this Agreement at any time by giving 90 days’ written notice to the other party of the intent to terminate.

5. Modifying the Agreement

This Agreement may be modified only by a writing signed by both parties.

6. Resolving Disputes

If a dispute arises under this Agreement, the parties agree to negotiate between the hirer and the contractor.

Hirer:	AGM Group Holdings Inc.	Contractor:	Aventech Capital Inc.

Signature:	/s/ Zhentao Jiang	Signature:	/s/ Chenxi Shi
	Zhentao Jiang		Chenxi Shi

Date:	2016-9-8	Date:	2016-9-8